SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]       Filed by a party other than the
                                  Registrant [ ]
Check the appropriate box:

[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(C)or Rule 14a-12
[ ] Confidential, For use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

WEIRTON STEEL CORPORATION
----------------------------------------------
(Name of Registrant as Specified in its Charter)

----------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1)
    and 0-11.
     (1) Title of each class of securities to which transactions applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement No.:
     (3)  Filing party:
     (4)  Date filed:






                         April 24, 2000

     A MESSAGE TO THE STOCKHOLDERS OF WEIRTON STEEL CORPORATION

          I'm pleased to invite you to the Annual Meeting of Stockholders of Weirton Steel Corporation to be held on Wednesday, May 24, 2000 at 6:00 p.m. at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, West Virginia. I hope you will be able to attend.

          Whether or not you plan to be there, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Thus, I urge you to complete, sign, date and return your proxy or ESOP Participant Voting Instruction Form.


          This year, our Annual Meeting will have a question and answer session based on questions submitted by stockholders in advance of the Meeting. Please review the enclosed Guidelines before submitting your questions.


          Again, the directors and officers of the Company look forward to seeing you at the Annual Meeting.


                              Very truly yours,


                              /s/Richard R. Burt
                              Richard R. Burt
                              Chairman of the Board
                              of Directors






                    WEIRTON STEEL CORPORATION
                     400 THREE SPRINGS DRIVE
                        WEIRTON, WV  26062

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held May 24, 2000

Dear Stockholder:


     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Weirton Steel Corporation, a Delaware corporation (the "Company"), will be held at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, West Virginia, on Wednesday, May 24, 2000, at 6:00 P.M., Eastern Daylight Time, for the following purposes:


     1. To elect four directors for a three-year term and until their successors have been elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000;

     3. To consider a Year 2000 Employee Stock Purchase Plan covering up to 1.0 million shares; and

     4. To consider and act upon any other matters which properly may come before the meeting or any adjournment thereof.


     In accordance with the provisions of the By-Laws, the Board of Directors has fixed the close of business on March 29, 2000, as the date for the determination of the holders of record of stock entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting. The list will be available at the Company's office, 400 Three Springs Drive, Weirton, West Virginia, during ordinary business hours.


     Your attention is directed to the accompanying Proxy
Statement.

     Stockholders who do not expect to attend the meeting in person are requested to sign, date and mail the enclosed Proxy as promptly as possible in the enclosed stamped envelope.

                         By Order of the Board of Directors,

                         WILLIAM R. KIEFER,
                         Secretary
Weirton, West Virginia
April 24, 2000





                    WEIRTON STEEL CORPORATION
                     400 THREE SPRINGS DRIVE
                        WEIRTON, WV  26062
                          ______________

                         PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Weirton Steel Corporation, a Delaware corporation (the "Company"), of proxies for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 24, 2000, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed on or after April 24, 2000 to stockholders of record as of March 29, 2000.

     If the enclosed proxy is executed, dated and returned, it nevertheless may be revoked at any time before it has been voted by
(i) a later dated, properly executed proxy, or (ii) a vote in person at the Annual Meeting. If not revoked and no contrary instructions are specified, all shares covered by a properly signed, dated and returned proxy will be voted by the persons named in the proxy:

    FOR the election of four directors;

    FOR the ratification of independent public accountants;

    FOR the proposal to adopt a Year 2000 Employee Stock Purchase
     Plan;

all as specified in this Proxy Statement. In addition, the proxy will be voted in the discretion of the proxy holders with respect to any other business as may properly come before the meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 has been mailed to stockholders prior to or with the mailing of this Proxy Statement.

     All expenses of the solicitation of proxies for the Annual
Meeting, including the cost of mailing, will be borne by the Company.

     Directors, officers and regular employees of the Company may solicit proxies from stockholders. The Company reimburses brokerage firms, fiduciaries, custodians and other nominees holding stock in their name or custody, for their expenses in forwarding proxy materials to beneficial owners and seeking instructions regarding proxies.


                     OUTSTANDING VOTING STOCK

     Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and Convertible Voting Preferred Stock, Series A, par value $.10 per share (the "Convertible Preferred Stock"), at the close of business on March 29, 2000 (the "Record Date") are entitled to vote on matters to be presented at the Annual Meeting. On the Record Date, 41,799,723 shares of Common Stock and 1,616,018 shares of Convertible Preferred Stock were outstanding and entitled to vote. The holders of the Convertible Preferred Stock and the holders of the Common Stock will vote as a single class at the Annual Meeting. Each share of Convertible Preferred Stock is entitled to ten votes and each share of Common Stock is entitled to one vote.

     Common Stock allocated to the accounts of participants in the Company's 1984 Employee Stock Ownership Plan (the "1984 ESOP") and Convertible Preferred Stock allocated to the accounts of participants in the Company's 1989 Employee Stock Ownership Plan (the "1989 ESOP") will be voted by the holder of record, United National Bank, as trustee, as directed by participants and in accordance with the terms of the applicable ESOP.


                       QUORUM REQUIREMENTS

     In order to transact business at the Annual Meeting, there must be present, in person or by proxy, at least a majority of the total votes of the outstanding shares of Common Stock and Convertible Preferred Stock, without regard to any shares of stock whose voting power is restricted under Article Eleventh of the Company's Restated Certificate of Incorporation (the "Charter"), which deals with certain significant holders. At this time, the Board of Directors is not aware of any holder who would be considered restricted under the Charter. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


                      ELECTION OF DIRECTORS

       The Charter provides for a Board of Directors consisting of 14 persons. It requires that seven directors ("Independent Directors") be persons who are not current or former employees of the Company, or advisors or consultants to the Company or to the Independent Steelworkers Union (the "ISU"), or have been affiliated with such an advisor or consultant or have engaged in substantial financial transactions with the Company, for a period of two years prior to election as an Independent Director. The Charter provides that one director ("ESOP Director"), who must have the qualifications of an Independent Director, is to be nominated by an ESOP Nominating Committee, which is elected by the 1984 ESOP and 1989 ESOP participants. The Charter provides that three directors ("Management Directors") must consist of the Chief Executive Officer and two Company employees designated by the Chief Executive Officer. The Charter provides that three directors ("Union Directors") must consist of the President of the primary collective bargaining agent for the represented employees of the Company (currently the ISU) and two persons designated by the primary collective bargaining agent.

     The Charter also provides for the Board of Directors to be divided into three classes, designated as Class I, Class II and Class III. Each class serves a three-year term, and the term of one class expires at each year's annual meeting of stockholders. The terms of the Class I, Class II and Class III Directors expire at the annual meetings of stockholders in 2000, 2001, and 2002, respectively. The four Class I Directors, who will serve for a term of three years, will be elected at this Annual Meeting.

     The Board of Directors intends to present for action at the Annual Meeting the election of the following Class I directors, to serve for a term of three years, and until their successors are elected and qualified: Richard K. Riederer, Management Director; and Michael Bozic, Richard R. Burt and Thomas R. Sturges, Independent Directors.

     Unless authority to vote for any one or more of the Class I director nominees is withheld as indicated on the enclosed proxy, the shares represented by the enclosed proxy will be voted FOR those persons.

     The nominees receiving a plurality vote among the total votes properly cast at the Annual Meeting, in person or by proxy, and who are qualified under the Charter will be elected as directors.

     The following table sets forth the name, age (as of March 15, 2000), period of service and principal occupation for at least the last five years of each nominee for director of the Company and of the remaining directors who are not standing for election at the Annual Meeting.




Name        Principal Occupation          Director Since



Class I Directors: Nominees to serve in office until 2003


Richard K. Riederer                               1993
               Age 56 (1)
          Chief Executive Officer of the Company since November 1995; President of the Company November 1995-March 2000; Chief Operating Officer of the Company January-November 1995;
     Executive Vice President-Finance and Chief Financial Officer
     of the Company from September 1994 to January 1995; Vice
     President and Chief                Financial Officer of the
     Company from          January 1989 to September 1994; employee
     of the    Company since 1989; Director of Firstar   Funds,
     WesBanco, Carnegie Mellon University;
          and Chairman and Director of the American
          Iron and Steel Institute; Trustee of Franciscan University.



Michael Bozic                                     1994
Age 59 (3)
     Vice Chairman, Kmart Corporation since 1998;
     former Chairman, CEO and Director of Levitz
     Furniture Corporation 1995-1998; former
     President and Chief Executive Officer and
     Director of Hills Stores Company 1991-1995;
     Director of Harley-Davidson Financial Services,
          Inc., Morgan Stanley, Dean Witter Advisors,
          Inc. and The College Fund UNCF.



Richard R. Burt                                  1996
Age 53 (3)
Chairman of the Board of the Company since   April  1996; Chairman
of IEP Advisors, Inc.,   a strategic and financial advisory
services  firm,since  June 1993; from April 1991 to June
          1993, Partner, McKinsey & Company, management consultants; United States Ambassador to the Federal Republic of Germany from 1985 to 1989.
          Director, Archer Daniels Midland Company,
          Hollinger International Inc., Homestake Mining
          Company, and HCL Technologies, Ltd.



Thomas R. Sturges                                1986
     Age 55  (3)
          Executive Vice President and Chief Financial Officer of Hawkeye Communications, Inc., a marketing services firm, since February 2000. Prior thereto, Executive Vice President of The Harding Group Inc., a private equity investment firm, February 1990-January 2000.



Class II Directors: To Continue in Office until 2001

D. Leonard Wise                                   1998
Age 65 (4)
     President and Chief Executive Officer of
     Carolina Steel Corporation from October 1994 to
     March 1997; from 1988-1991, Director and from
     1990-1991   Vice Chairman and subsequently
     Chairman and CEO of WHX Corporation; served as President and a director of Slater
     Industries, Inc., an international
     specialty steel and metals producing company listed on the Toronto Stock Exchange 1986-1990.
     Director, Universal Stainless & Alloy
     Corporation.


Ralph E. Reins                                    1998
     Age 59 (3)
          Chairman and Chief Executive Officer of Qualitor, Inc. since May 1999. Chairman and Chief Executive Officer of Reins
     Enterprises since January 1998;
     President and Chief Executive Officer of A P
     Parts International from 1995 to January 1998;
     President of Allied Signal Automotive Sector from 1991-1994; President of United
     Technologies Automotive from 1990-1991;
     Chairman, President and Chief Executive
     Officer of Mack Truck, Inc. 1989-1990;
     President and CEO of ITT Automotive Corporation and Executive Vice President of ITT Corporation
     1985-1989.  Director, Rofin/Sinar Technologies,
     Inc.




Robert S. Reitman                                1995
Age 66 (3)
          Principal, Riverbend Advisors (consultants) since February
     1998;
     Chairman Emeritus since February 1998 and
     Director of The Tranzonic Companies, a
     manufacturer of paper and plastic products principally for industrial/institutional use;
     Principal of Riverbend Advisors since 1998.
     Prior to February 1998, Chairman,  Chief
     Executive Officer and Director of the Tranzonic
     Companies.


Richard F. Schubert                              1983
Age 63 (3)
     Chairman Emeritus-International Youth
     Foundation, Washington, DC since 1990.
               Vice Chairman of the Drucker foundation, NY, NY. Former President, The Points of
          Light Foundation 1990-1995; prior to 1990, President of the American Red Cross and Bethlehem Steel Corporation; Deputy
     Secretary, U.S. Department of Labor; Chairman of BioRelease,
     Inc., a biotechnology
          firm; Director of National Alliance of Business and Management Training Corporation.


Ronald C. Whitaker                              1995
     Age 52 (3)
     Former President, Chief Executive Officer and
     Director  Johnson Worldwide Associates,
          October 1996-March 1999; former President and Chief Executive Officer of EWI, Inc. from 1995 to October 1996; Chairman,
     President and Chief Executive Officer   of Colt's
     Manufacturing  Company from 1992 to 1995; President of
     Wheelabrator Corporation from 1988 to 1992; Director of Code-
     Alarm, Inc.and,
          Precision Navigation Instruments, Inc.; Trustee of The College of Wooster.


Class III Directors: To continue in Office until 2002

John H. Walker                                   2000
Age 42 (1)
          President and Chief Operating Officer of the Company since March 2000; Former President-flat rolled products, Kaiser
     Aluminum; 1996-1997 Vice President Operations,
          Kaiser Aluminum; Vice President Operations, Weirton Steel 1996; 1988-1995, various management positions at Weirton
     Steel.


Earl E. Davis                                   1997
Age 51 (1)
     Executive Vice President-Commercial of the
     Company since October 1997; Vice President-
    Finance and Chief Financial Officer from July
     1995 to September 1997; Controller from May
     1994 to July 1995; Assistant Controller from
     August 1991 to May 1994; employee of the Company since 1970.


Robert J. D'Anniballe, Jr.                      1990
     Age 43(2)
          Shareholder in Marshall Dennehey, Warner, Coleman & Goggin, Attorneys; Managing attorney of the firm's West Virginia and Ohio offices since July 1999; Partner in Alpert, D'Anniballe
     & Visnic prior to July 1999; General Counsel to the ISU since
     1985.



George E. Doty, Jr.                             1999
Age 45 (2)
     Managing Director of Bear, Stearns &
     Co. Inc. since 1992.



Mark G. Glyptis                                  1991
Age 48 (2)
     President of the ISU since August 1991;
     employee of the Company since 1973.

_______________________

(1)  Management Director
(2)  Union Director
(3)  Independent Director
(4)  ESOP Director

          Mr. Walker was elected to fill the term of Craig T. Costello, who retired on April 1, 2000.

     Mr. Bozic was formerly Chairman of the Board, President and Chief Executive Officer of Levitz Furniture, Inc., which filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code during September 1997. Mr. Whitaker was formerly President and Chief Executive Officer of EWI, Inc., which filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code during April 1996.



   RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. Such firm has audited the Company's accounts since 1984. The Company is informed that no member of Arthur Andersen LLP has any direct or any material indirect financial interest in the Company. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting where they will have an opportunity to address the meeting, if they so desire, and to respond to appropriate questions.

     The affirmative majority of the total votes cast at the Annual Meeting will be sufficient to ratify the appointment of the independent public accountants.

     If the appointment of Arthur Andersen LLP is not ratified by the stockholders, the Audit Committee will reconsider its recommendation.







     APPROVAL OF YEAR 2000 EMPLOYEE STOCK PURCHASE PLAN


     The Board of Directors has adopted the 2000 Employee Stock Purchase Plan (the "2000 Stock Purchase Plan") to provide substantially all employees of the Company and its subsidiaries with the opportunity to purchase Common Stock through accumulated payroll deductions. The 2000 Stock Purchase Plan is a successor to the Company's 1994 Employee Stock Purchase Plan, which expired at the end of 1999 and pursuant to which Company employees purchased a total of 1,225,218 shares of Common Stock. The principal features of the new plan are described below.


Shares Subject to Plan

     A total of 1,000,000 shares of Common Stock has been made available for sale to employees under the 2000 Stock Purchase Plan. The shares may be either authorized but unissued shares or previously issued shares reacquired by the Company. The number of shares of Common Stock which can be purchased pursuant to the 2000 Stock Purchase Plan will be subject to adjustment in the event of any substantial recapitalization of the Company.

Eligibility

     Each person employed by the Company (except probationary, summer or co-op employees) is eligible to participate in the 2000 Stock Purchase Plan (an "Eligible Employee"), provided he or she
(i) has completed, as of the first day of a Purchase Period (as defined below), at least six months of service and (ii) does not own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, as determined for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

Purchase Price

          The purchase price per share of Common Stock sold under the 2000 Stock Purchase Plan for any Purchase Period will be equal to the lesser of (a) 85% of the "fair market value" of a share of Common Stock on the first day of the Purchase Period, or (b) 85% of the "fair market value" of a share of Common Stock on the last day of the Purchase Period (the "Exercise Date"). The fair market value as of any date is the last reported sale price reported on the principal national securities exchange on which the Common Stock is traded on that date.

Grant of Right to Purchase

          Under the 2000 Stock Purchase Plan, a separate right to purchase shares of Common Stock will be granted to each Eligible Employee as of the first day of each "Purchase Period". The purchase right applies automatically to all Eligible Employees, but participation requires an election to do so. A Purchase Period is a period of twelve months, during which time payroll deductions will be made to fund the purchase of shares. (However, the first Purchase Period under the Plan will include only the
last six months of 2000).   The maximum number of shares an
Eligible Employee is eligible to purchase for any Purchase Period is $25,000 divided by the fair market value of a share of Common Stock for any Purchase Period. Rights to purchase shares granted to Eligible Employees who fail to authorize payroll deductions will lapse automatically.

Election to Participate, Payroll Deductions

     Participation is entirely voluntary. In order to purchase shares, an Eligible Employee must sign a stock purchase agreement in advance of the first day of each Purchase Period. By doing so, the employee becomes a Participant in the 2000 Stock Purchase Plan. Under the Stock Purchase Agreement, each Eligible Employee who elects to participate must authorize contributions through regular payroll deductions from his or her total cash compensation for each payroll period, of a specified percentage of not less than 1% and not more than 15% in multiples of 1/2%. The amount of payroll deduction cannot be changed, except for complete discontinuance. The deduction will be credited to an individual account maintained for the Participant under the 2000 Stock Purchase Plan (an "Account"). No interest or other earnings will be paid on any amount in a Participant's Account.

Purchase of Stock

     If a Participant's Account is credited as of any Exercise Date with an amount at least equal to the purchase price of one share of Common Stock for the current Purchase Period, the Participant will purchase, and the Company will sell, at such price the largest number of whole shares of Common Stock which can be purchased with the amount credited to his or her Account. Fractional shares will not be issued. Any balance remaining in a Participant's Account at the end of a Purchase Period generally will be carried forward into a Participant's Account for the following Purchase Period.

     No Participant may purchase more than $25,000 in fair market value of Common Stock in any calendar year (taking into account all other shares of stock of the Company the Participant may be entitled to purchase under any other employee stock purchase plan of the Company meeting the requirements of Section 423(b) of the
Code). Since the exclusive method for purchasing shares under the 2000 Stock Purchase Plan is through payroll deductions whose maximum limit is 15% of Compensation, the 15% limitation will be the effective limit on purchases of stock under the 2000 Stock Purchase Plan for substantially all employees.

     The maximum number of shares of Common Stock which may be purchased by all Participants for any Purchase Period may not exceed 200,000. In the event Participants purchase less than the maximum number of shares during any Purchase Period, the balance of the available shares for that Purchase Period will be available for purchase in succeeding Purchase Periods until purchased, or until December 31, 2004, whichever occurs first.

     If, as of the Exercise Date in any Purchase Period, the aggregate funds available would result in purchases of shares exceeding the maximum number of shares then available, the number of shares which otherwise would be purchased by each Participant on the Exercise Date will be reduced pro rata based on the relative payroll deduction accumulation for each Participant.

Other Plan Features

          Participants may withdraw from the 2000 Stock Purchase Plan prior to any Exercise Date and have their Account balances refunded. Participants who have withdrawn may participate for the next Purchase Period. Furthermore, each Stock Purchase Agreement requires a Participant to hold purchased shares until the second anniversary of the Exercise Date, unless the Company consents to a
prior transfer by a Participant.   Participant's rights to purchase
stock under the 2000 Stock Purchase Plan are not transferable.

     The 2000 Stock Purchase Plan is administered by a committee of non-employee directors appointed by the Company's Board of Directors. The Board may amend the 2000 Stock Purchase Plan without the consent of the Participants, except that no action can affect purchase rights previously granted and no amendment can, without approval of the Company's stockholders: (i) increase the total number of shares; (ii) change the class of Eligible Employees; (iii) decrease the minimum purchase price; (iv) extend Purchase Periods; or (v) extend the term of the 2000 Stock Purchase Plan. Unless terminated sooner as provided in the Plan, the term of the 2000 Stock Purchase Plan expires after December 31, 2004.

Income Tax Consequences

          Rights to purchase shares issued under the 2000 Stock Purchase Plan are intended to be options issued pursuant to an "Employee
Stock Purchase Plan" within the meaning of Section 423 of the Code. Accordingly, if a Participant exercises a right to purchase and holds the shares for the applicable holding period under the Code, and remains an employee at all times during the period beginning with the date the right to purchase is granted and ending three months before the date it is exercised, he or she will be entitled for Federal Income Tax purposes to special, favorable tax treatment.

Federal Securities Law Matters

          The 2000 Stock Purchase Plan has been designed to meet the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"). As a result, acquisitions of Common Stock pursuant to the 2000 Stock Purchase Plan will not be subject to Section 16(b) of the Exchange Act.

     Shares of Common Stock distributed under the 2000 Stock
Purchase Plan will be offered and sold only pursuant to a prospectus contained in a registration statement filed with the SEC under the Securities Act of 1933.

     An affirmative majority of the total votes cast at the Annual Meeting will be sufficient to approve the adoption of the 2000
Stock Purchase Plan.


                         OTHER BUSINESS

     The Board of Directors is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement.



  THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS AND COMPENSATION

Audit Committee

     The Board's Audit Committee is currently composed of Messrs. Sturges (Chairman), Burt, D'Anniballe, Reins and Wise. The Audit Committee reviews, at least annually, the services performed and to be performed by the Company's independent public accountants and the fees charged for their services, and, in that connection, considers the effect of those fees on the independence of the accountants. The Audit Committee also discusses with the Company's independent public accountants and management the Company's accounting policies and reporting practices, including the impact of alternative accounting policies. The Audit Committee also reviews with the Company's internal audit department the scope and results of internal auditing procedures and the adequacy of accounting and financial systems and internal controls. The Audit Committee may authorize the Company's independent accountants to perform special investigations or supplemental reviews as deemed desirable. The Audit Committee held three meetings during 1999.


Management Development and Compensation Committee

     The Board's Management Development and Compensation Committee is currently composed of Messrs. Reitman (Chairman), Bozic, Schubert, Whitaker and Wise. A report of the Management Development and Compensation Committee concerning its policies and their application is set forth in this Proxy Statement under "Report of the Management Development and Compensation Committee on Executive Compensation". The Management Development and Compensation Committee held six meetings in 1999.


Nominating Committee

     The Nominating Committee is currently composed of Messrs.
Bozic (Chairman), Glyptis, Riederer, Whitaker and Wise.  The
Company's By-Laws provide for a Nominating Committee of the Board of Directors which identifies and recommends to the Board of Directors candidates to be nominated as Independent Directors. The Nominating Committee held one meeting in 1999.




Corporate Responsibility Committee

     The Corporate Responsibility Committee is currently composed of Messrs. Schubert (Chairman), Burt, Davis, D'Anniballe, Doty, Glyptis, Sturges and Wise. The Corporate Responsibility Committee advises management of the Company concerning matters of public and internal policy with regard to such matters as governmental and regulatory affairs, safety and health of employees, charitable contributions and environment, and recommends, for action by the full Board, policies concerning those type of matters where appropriate. The Corporate Responsibility Committee held no meetings in 1999.


Finance and Strategic Planning Committee

     The Finance and Strategic Planning Committee is currently composed of Messrs. Whitaker (Chairman), Bozic, Burt, Davis, Doty, Glyptis, Reins, Reitman and Wise. The Committee reviews and confers with management on the following subject matters in the finance function: (i) the Company's projected financial condition and financial plans; (ii) the Company's financial policies, including dividend recommendations; (iii) the management and performance of the Company's employee benefit funds; and (iv) the Company's policies and practices on financial risk management.

     In the strategic planning area, the Committee assists management in the development of a viable strategic plan including the following: (i) projections of the market and competitive environment; (ii) assessment of the Company's core strengths and weaknesses; (iii) identification of key opportunities and threats; and (iv) articulation of the Company's long-range direction, including action plans addressing both the core business and growth opportunities. The Finance and Strategic Planning Committee held one meeting in 1999.


Meetings and Attendance

     The Board of Directors held eight regular meetings in 1999. All directors, with the exception of Mr. Bozic, who served during 1999 attended at least 75% of the aggregate of the meetings of the Board of Directors and Board committees occurring while they served in 1999.




Directors' Compensation

     Directors who are not officers or employees of the Company receive an annual retainer of $25,000, $10,000 of which is in the form of Common Stock, and the remaining $15,000 of which is payable monthly in cash. Those directors also receive a meeting fee of $800 for each meeting of the Board of Directors attended, together with a meeting fee of $700 for each meeting of a committee of the Board of Directors attended. The Chairman of each committee is paid an additional $200 for each meeting chaired. The Chairman of the Board of Directors serves as a non-executive Chairman, devoting substantial time to this position and receives an annual retainer of $120,000, payable quarterly, but does not receive additional fees for attendance at meetings of the Board or its committees. Directors who are officers or other employees of the Company do not receive a retainer or meeting fees. All directors who are not officers or other employees of the Company are eligible to participate in the Deferred Compensation Plan for Directors. The Plan permits participants to defer part or all of their directors' fees for a specified year. Amounts representing deferred fees are used to purchase shares of the Company's Common Stock at 90% of the market price of the Common Stock on the first or last trading day of the year, whichever is lower. As to the portion of the directors' retainer paid in the form of Common Stock and not deferred, pricing is at 100% of the market price of the Common Stock. Shares representing amounts of deferred compensation are held in trust until distributed to the respective participants in accordance with their election.




  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                       ON EXECUTIVE COMPENSATION

     The Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for determining the Company's compensation policies for executives, and for supporting development of future executives. This report sets forth the policies, factors and criteria used by the Compensation Committee in establishing executive compensation plans, programs and structures. It also relates the approach taken by the Compensation Committee in those matters to specific plans and programs developed and in use at the Company.

Compensation of All Executives.

     In order to maximize corporate performance, the Compensation Committee recognizes that the Company must be able to attract, motivate and retain persons of superior talent and ability who will make substantial contributions to the growth and success of the Company and its businesses. The Compensation Committee endeavors to reach this goal by providing competitive programs of salary and other compensation for the Company's executives. The Compensation Committee seeks to provide executive compensation packages that recognize individual contributions, as well as a wider range of corporate results.

     To establish broad guidelines for the Company's compensation structure, the Compensation Committee sets policies for and reviews in general the compensation of the Company's officers and other members of senior management covered by performance incentive plans. As part of this process, it establishes the remuneration of the Company's chief executive officer and, together with the chief executive officer, reviews in detail the compensation of the other officers whose compensation is detailed in this Proxy Statement, and others. These reviews are designed to address the needs of the senior management team and also to ensure a consistent application of the compensation programs across a broader range of the Company's executives.

     The Compensation Committee regularly reviews the total compensation package for the Company's executives. The total compensation package consists of three basic elements--annual compensation, long-term compensation, primarily of the incentive variety, and retirement, savings and other welfare programs. In its more than 16 years of operation, the Company has had a tradition of significant equity ownership by its employees. As a result, the emphasis for long-term compensation has been, and the Committee believes should remain, focused on incentive programs with values related to Company stock. Significant stock ownership by executives aligns their interests with the Company's public and employee stockholders. In recent years, the importance of retirement and savings programs as well as traditional welfare benefit plans has increased. As a result, the Compensation Committee strives to develop and implement compensation policies and programs with an effective balance among the various elements.

     To establish compensation packages for executives, the Compensation Committee looks first to the competitive marketplace for executive talent in the domestic steel industry. It specifically considers the peer group against which the Company is compared under "Common Stock Performance" in the Proxy Statement, and similarly sized or situated manufacturing companies generally. The Compensation Committee retains the services of management compensation consultants to supply information about corporate compensation levels and considers their recommendations. The Compensation Committee seeks to set executive base salaries in the lower to middle range compared to base salaries of executives in comparable positions, and to augment those salaries with performance awards and other compensation elements which, if realized, would provide executive compensation in the upper middle range. While individual circumstances may differ, for the overall executive compensation package, the Compensation Committee intends to provide a compensation level for Company executives that, compared to other similarly situated companies, is in the middle range.

Annual Compensation.

     The base salaries of executives are determined in accordance with a comparative approach to executive salaries as set forth in the preceding paragraph.

     For a number of years, additional performance compensation, or bonus, for executives depended on participation in the Company-wide Profit Sharing Plan ("Profit Sharing Plan") together, in some cases with, individually structured awards which varied from year-to-year. The Profit Sharing Plan generally provides that one third of the Company's adjusted net earnings is payable to its employees as profit sharing. For the year 1999, the Company paid profit sharing of $15.4 million under that plan to all participating employees. For the 1996-1998 period, the officers named in the summary compensation table under the caption "Executive Compensation" (the "Named Executive Officers") participated in the long-term incentive plan described below. As a result, they were not eligible to participate in the Profit Sharing Plan. For 1999, the Named Executive Officers together with certain other executives did not participate in the Profit Sharing Plan.

     Furthermore, upon the recommendation of the chief executive officer, the Compensation Committee approved awards to the other Named Executive Officers of the additional cash bonuses for 1999 as shown in the summary compensation table. The Committee approved these awards primarily to recognize those senior officers' contributions to the factors discussed more fully in this report under the heading "Compensation of Chief Executive Officer". In approving the awards, the Committee also considered carefully data supplied by its management compensation consultants concerning the competitive marketplace for executive talent. The awards made for 1999 in part were intended to recognize the adverse economic factors which were beyond the control of and which adversely affected the compensation of the Company's senior executives which had arisen over the last several years.

     For future periods when long-term incentive programs may not be in effect, the Compensation Committee anticipates that annual compensation for executives will depend primarily on salary and bonus, either pursuant to individual awards or contracts or from the Profit Sharing Plan or some combination of those elements.

Long-term Incentive Compensation.

     For 1996-1998, the Compensation Committee implemented a long-term performance incentive plan ("PIP") to serve as the primary means of executive long-term, performance based incentive compensation. For 1997 and 1998, participation in the PIP included the Chief Executive Officer, the other Named Executive Officers, and approximately 230 other executives and managers.

     The PIP focused on pre-established financial and operational goals as the basis for incentive awards and aligned the achievement of these goals with the Company's strategic plan for the three year period 1996 through 1998. However, in recognition of its nature as a long-term program, i.e. with greater risk and deferred payout, the PIP had higher threshold and maximum reward levels than its predecessor annual program. Under the PIP, total incentive awards were separated into annual and multi-year components, with the latter representing a majority of the overall award opportunity. The annual component was earned only for those years in which the applicable operating standards for that particular year, such as safety improvement, delivery performance or customer satisfaction, were met. The multi-year component was based on measuring the Company's adjusted operating income improvement from the last fiscal quarter of 1995 to the first fiscal quarter of 1999.

     The multi-year component target was not met following the close of the three year period, as a result of which multi-year portions of the PIP award program were not paid. Payment of awards for the annual components only were paid during January 2000.

     The Compensation Committee has designed and implemented a new long-term incentive program for the years 2000-2002. The plan aligns awards with the Company's return on gross assets ("ROGA"). Such a plan is designed to focus Company managers on creating sustainable value for the stockholders measured by cash returns on invested capital. The Committee considers the ROGA standard more appropriate in today's business environment than the measurement factors used in the former PIP.

     In addition, long-term incentive compensation for Company executives historically has included awards of stock options.
Stock option awards are designed to promote stock ownership by executives, encourage them to remain in the employ of the Company and provide a greater community of interest between key employees as stockholders and stockholders in general through gains in stock price over an extended period of time. The Company's origins are tied to employee stock ownership, and option awards are intended to increase that sense of identification among executives, some of whom were not employed by the Company when major allocations of stock were made under the Company's first ESOP. For stock based awards, the long-term gains (and risks) attributable to Company equity values are not limited to fixed measurement periods, such as performance based awards under the PIP or its replacement plan.
The Company's 1987 Stock Option Plan (the "1987 Option Plan"), which allowed for the granting of options on up to 750,000 shares of Common Stock, was extended in 1997 for an additional term of 10 years; however, the number of shares subject to grant under the plan was not increased. As a result, new options at current market prices may be granted only as prior option grants (most of which were for ten year terms) lapse unexercised. Thus, the 1987 Option Plan will not have any broad scale role in providing long-term, equity based incentive compensation value to executives.

     The Company's 1998 Stock Option Plan (the "1998 Option Plan") allows for the granting of options to purchase up to an aggregate of 3,250,000 shares of the Company's Common Stock. Like the 1987 Option Plan, the 1998 Option Plan provides only for the granting of non-qualified options. In connection with the inception of the plan in 1998, the Committee converted stock appreciation rights granted in 1997 to senior executives, including the Named Executives, into grants of options to acquire the Company's Common Stock. These option grants carry special incentive provisions. According to the provisions, the options are exercisable only on the last day of a five year period. However, the options may vest and become exercisable on an accelerated basis depending upon sustained, significant improved trading prices for the Common Stock during the option term. Although not required, future option grants under the 1998 Plan may be made with similar types of conditions as the Compensation Committee deems best to incentivize executives. As a result of increased trading prices for the Company's Common Stock in recent months, 60% of the options granted under the 1998 Option Plan vested in February 2000 and the remaining 40% vested in March 2000.

Supplemental Executive Retirement Plans.

     For senior managers who participate in the Company's non-qualified Supplemental Executive Retirement Plans (the "SERPs"), annual value is received by participants through payments made to fund retirement benefits and to provide for the payment of applicable income taxes. For a further description, see "Pension Plan".

Compensation of Chief Executive Officer.

     Mr. Riederer has served as Chief Executive Officer of the Company since 1995 and as President from 1995 through March 21, 2000. Mr. Riederer has an employment agreement with the Company providing for the following significant items: (i) an annual base compensation of $435,000; (ii) a severance payment of two times the base compensation in the event that his employment agreement is terminated by the Company without cause or in the event of a change in control in the Board of Directors of the Company; (iii) continued participation in certain incentive plans; (iv) receipt of life insurance benefits in excess of those provided pursuant to the Company's basic program of insurance for its employees; and (v) funding of benefits under the SERPs in excess of other participants in those Plans.

     For 1999, the Compensation Committee awarded Mr. Riederer a special cash bonus of $875,000, which is included in the summary compensation table under the caption "Executive Compensation" elsewhere in this Proxy Statement. In Mr. Riederer's case, the Committee intended the award to be a one-time, special recognition of the increased value to the Company and its stockholders resulting from Mr. Riederer's accomplishments as Chief Executive Officer, particularly during the past two fiscal years. In that regard, the Committee specifically considered Mr. Riederer's role in developing and realizing value for stockholders through the sale of a portion of the Company's interest in its MetalSite L.P. e-commerce venture in 1999, a transaction which resulted in the Company's receipt of net cash proceeds of $170.1 million, significantly enhancing its cash resources and strategic flexibility. The Committee also noted the influence Mr. Riederer's leadership provided the senior management team which has improved the Company's results of operations and financial condition by diversifying its business through joint ventures, implementing operating cost reductions and inventory control improvements, obtaining new sources of financing, and renewing manufacturing and financial control systems to enhance the Company's competitive position. The Committee also believed it was appropriate to recognize through the award Mr. Riederer's central leadership role during the trade crisis of 1998-1999 promoting the Company's competitive interests through protective fair trade actions against illegally dumped imports and his involvement on behalf of the Company in the political process for fair trade.

     The Compensation Committee believes that Mr. Riederer's overall compensation package is consistent with the policies described elsewhere in this report.

Limitation on Deductibility of Certain Executive Compensation.

     Section 162(m) of the Internal Revenue Code denies a publicly held corporation, such as the Company, a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to or accrued for each of its chief executive officer and four other most highly compensated executive officers.
"Performance based" compensation, such as that tied to increases in stock prices or achievement of pre-established goals, is generally not subject to the limitation on deductibility.

     Based on the Company's substantial net loss carryforwards and the insignificant effect of this provision in the case of one Company officer, the Compensation Committee believes that the limitation on deductibility is not material to the Company or its current executive compensation policies.


          Management Development and Compensation Committee

                    Robert S. Reitman, Chairman
                    Michael Bozic
                    Richard F. Schubert
                    Ronald C. Whitaker
                    D. Leonard Wise




                   COMMON STOCK PERFORMANCE

     The following graph compares the cumulative return of an assumed investment of $100 in the Company's Common Stock over the periods presented with the cumulative return on an equal investment over the same periods in a market capitalization weighted index comprising the Company's peer group. This group of companies is composed of the other eight companies that, when combined with the Company, represent (in terms of net tonnage shipped) the nine largest, publicly traded domestic integrated steelmakers, namely:
U.S. Steel Group of USX Corporation, Bethlehem Steel Corporation, LTV Corporation, National Steel Corporation, Ispat Inland, Inc., AK Steel Holding Corporation, Rouge Industries, Inc., and WHX Corporation. The calculated return assumes the reinvestment of all dividends. The data used to construct the peer group includes the performance of National Steel Corporation, LTV Corporation, AK Steel Holding Corporation and Rouge Steel Company (the predecessor of Rouge Industries, Inc.) since 1994, as public trading did not commence in the common stocks of these companies in their current forms until such respective dates. The graph also compares an equal investment over the same periods in the S&P 500.

Year    Company      Peer Group     S&P 500
----    -------    --------------   -------
1994    100.00       100.00          100.00
1995     45.83        86.52          137.58
1996     38.89        78.63          169.17
1997     29.86        71.72          225.60
1998     17.36        51.12          290.08
1999     75.69        63.84          351.12


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 15, 2000, the only persons (including any group of persons) who, to the knowledge of the Company, may be deemed to be the beneficial owners of more than 5% of the Company's Common or Convertible Preferred Stock as of that date. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the power to vote or direct the voting or who has investment power over the security, which includes the power to dispose of or direct the disposition of the security.

                            Common Stock
                                         Share
Name and address of beneficial owner     Amount  Percent of class
United National Bank,                   9,338,509 (1)      22.3%
as Trustee under the 1984 ESOP
21 Twelfth Street
Wheeling, WV 26003

Wendell W. Wood                         3,752,000 (2)       9.00%
P.O. Box 5548
Charlottesville, VA 22905


John W. Adams, et al*                   3,059,000 (2)       7.32%
885 Third Avenue, 34th floor
New York, NY 10022


Dimensional Fund Advisors, Inc.         2,413,950 (2)       5.78%
1299 Ocean Avenue, 11th floor
Santa Monica, CA 90401


                          Convertible Preferred Stock
                                         Share
Name and address of beneficial owner     Amount  Percent of class
United National Bank,                    1,585,638(3)       98.1%
as Trustee under the 1989 ESOP
21 Twelfth Street
Wheeling, WV  26003

(1) All shares have been allocated to the accounts of participants in the 1984 ESOP consisting of approximately 6,014 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.

(2) Based on Schedules 13D filed by the named beneficial owners with the SEC. *John W. Adams, et al, filed a Schedule 13G on April 20, 2000 listing the holdings at 3,701,600 shares or 8.9% of the class.

(3) Includes 1,495,638 shares allocated to the accounts of participants in the 1989 ESOP consisting of approximately 6,861 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.



     The following table sets forth, as of March 15, 2000, the total number of shares of Company Common Stock owned beneficially by each nominee for director, director, the Named Executive Officers (as hereinafter defined) and all directors and officers of the Company as a group. Included are those shares of Common Stock, if any, allocated under the 1984 ESOP. The table also sets forth the number of shares of Convertible Preferred Stock, if any, allocated under the 1989 ESOP through the latest allocation date (December 31, 1998), and the percentage of outstanding Common and Convertible Preferred Stock represented thereby. Unless otherwise indicated, and except for shares allocated to the accounts of employees under the terms of the 1984 ESOP and 1989 ESOP, each beneficial owner has full voting and investment power over the shares shown in the table.

                                                 Convertible
                      Common Stock            Preferred Stock
                      Share                   Share
                      Amount   % of Class     Amount   % of Class
                                   (1)                    (1)
Michael Bozic         69,396(2)(4)  *           -          -
Richard R. Burt       28,577(2)     *           -          -
Robert J.D'Anniballe  10,465(4)     -           -          -
  Jr.
Earl E. Davis        459,512(3)     *          691         *
George E. Doty, Jr.   13,465(2)(4)  -           -          -
Mark G. Glyptis        3,719        *          421         *
Mark E. Kaplan       320,000(3)     *          284         *
Narendra Pathipati   444,500(3)     *          705         *
Ralph E. Reins        30,465(4)     -           -          -
Robert S. Reitman     31,042(2)(4)  *           -          -
Richard K. Riederer  675,275(3)     *        1,065         *
David L. Robertson   445,800(3)     *          288         *
Richard F. Schubert   11,765(4)     *           -          -
Thomas R. Sturges     37,678(2)(4)  *           -          -
Ronald C. Whitaker    79,931(2)(4)  *           -          -
D. Leonard Wise        9,419(4)     -           -          -
All directors and  3,877,418(5)   9.3%      6,676          *
 executives as
 a group(20 persons)

(1) An asterisk in this column indicates ownership of less than 1%.

(2)  Includes 57,039, 28,577, 13,465, 31,042, 30,294, and 77,931
     shares    credited to the accounts of Messrs. Bozic, Burt,
     Doty,     Reitman,  Sturges,  and Whitaker, respectively,
     under the      Deferred  Compensation Plan for Directors, over
     which shares   the  named individuals do not exercise voting
     and/or investment   power until distribution.

(3) Includes shares subject to options currently exercisable (or exercisable within 60 days):
     Messrs. Davis 437,500, Kaplan 315,000, Pathipati 437,500,
     Riederer 607,500, and Robertson 435,500.


(4)  Includes stock credited for 1999 directors' fees

(5) Includes 3,351,500 shares subject to options currently exercisable (or exercisable within 60 days).

                    EXECUTIVE COMPENSATION

     The following table sets forth information for each of the Company's last three fiscal years, summarizing the compensation paid to the Company's Chief Executive Officer and each of the Company's next four most highly compensated executive officers (collectively, the "Named Executive Officers") who were serving as such at the end of the Company's last completed fiscal year.

                              SUMMARY COMPENSATION TABLE
                                                            Long Term Compens-
                            Annual Compensation                       ation
                                                                      Awards
                                                         Securities underlying
Name & Principal Position Year  Salary  Bonus(1) Other Annual  Options/(SARS)
                                         ($)    ($)Compensation(2)  (3)
                                                                    (#)
Richard K. Riederer        1999  $435,000 $875,000     $422,600        -
President, & Chief         1998   425,000   54,167      349,626        -
Executive Officer          1997   375,000   54,167      321,658     517,500

David L. Robertson         1999  $240,000 $245,000     $ 56,825        -
Executive Vice President-  1998   231,795   19,507       56,183        -
Human Resources and Law    1997   213,981   17,535       42,960     402,500

Earl E. Davis              1999  $240,000 $245,000     $ 47,917        -
Executive Vice President-  1998   225,006   19,507       43,759      21,000
Commercial                 1997   198,754   35,069       30,103     402,500

Narendra M. Pathipati     1999   $189,756 $245,000    $ 12,074         -
Sr. Vice President         1998   183,567  30,966       11,457      21,000
Corporate Development      1997   156,086  55,064       7,037      402,500
& Strategy

Mark E. Kaplan            1999   $180,792 $210,000    $   -         99,750    -
Vice President-Informa-   1998    152,986   22,301        -           -
tion Technology &         1997    129,374   14,736        -        201,250
Controller

                                 All other compensation(4)
Richard K. Riederer     1999           $ -
                        1998            219
                        1997            330

David L. Robertson      1999             -
                        1998            218
                        1997            330

Earl E. Davis           1999             -
                        1998            219
                        1997            330

Narendra M. Pathipati   1999             -
                        1998            219
                        1997            330

Mark E. Kaplan          1999             -
                        1998            208
                        1997            259

_______________________

     (1) Payment of the annual awards component of the amended PIP for 1996 through 1998 was made in January 2000. Bonuses for the year 1999 were paid in February 2000 as reported in the
          "Report of the Management Development and Compensation
     Committee on Executive Compensation."

     (2) Under the terms of the Company's Supplemental Executive Retirement Plans (the "SERPs"), the Company paid income taxes associated with contributions made to trusts established under the SERPs on behalf of the Named Executive Officers. The tax gross-up payments are shown in the table. The amount of SERP contribution, in the case of any individual, is determined by various factors including: age, compensation, years of service with the Company and anticipated retirement benefits from qualified pension plans. Aggregate amounts of perquisites and other personal benefits that are the lesser of $50,000 or 10% of each of the respective Named Executive Officer's combined salary and bonuses, have been omitted from the table in accordance with Securities and Exchange Commission rules.

     (3) For 1998, the figures shown reflect option grants under the 1987 Option Plan. For 1997, the figures reflect option grants under the 1998 Option Plan which replaced stock appreciation rights granted in 1997.

(4) Amounts reported represent contributions made by the Company on behalf of the Named Executive Officers pursuant to the terms of the 1989 ESOP.


Option/SAR Grants


     The following table sets forth information about stock options and/or stock appreciation rights (SARs) granted during 1999 to the Named Executive Officers.

Option/SAR Grants in last fiscal year - Individual Grants

  Name      Options        %of Total Exercise or    Expiration     Grant Date
           Granted        Options   Base Price     Date      Present Value
          In 1999#(1)         Granted to                         ($)(2)
                         Employees
R.K.Riederer   none
D.L.Robertson  none
E.E. Davis     none
N.M. Pathipati none
M.E. Kaplan    99,750      35.8%       $3.88          6/18/02   $190,523

(1)Options granted to Mr. Kaplan pursuant to the 1998 Option Plan were granted at a price of $3.88, with an expiration date of June 18, 2002. The options were subject to an accelerated vesting schedule based on the Common Stock prices. These options were 60% vested in February 2000, with the remaining 40% vested in March 2000.

(2) The Company used the Black-Scholes Option Valuation Method to determine the grant date present value of stock options. The Company does not advocate or necessarily agree that the Black-Scholes Model properly reflects the value of a stock option. The assumptions used in calculating the grant date present value are as follows: A risk-free interest rate of 6.25%; a dividend yield of 0%; volatility of 0.76, calculated using monthly stock returns for the 36 month period preceding the stock option award; a stock price at the date of grant of $4.00; an option exercise price of $3.88; and a three year term (expected life
2.5 years). The valuation of a stock option under the Black-Scholes model applying the preceding assumptions was $1.91.

Option/SAR Exercises/Outstanding Options and Year-End Values

     The following table sets forth information regarding the exercise of stock options and SARs during 1999 and the unexercised options/SARs held as of the end of the 1999 fiscal year by the Named Executive Officers. No options/SARs were exercised by any of the Named Executive Officers during 1999.

     Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values
             Number of         Value of
      Securities underlying
                               Unexercised     Unexercised
                               Options/SARS   In-the-Money
                               at Fiscal      Options/SARS
                               Year end       at Fiscal Year-
                                  (#)             End ($)
--------------------------------------------------------------------------
Name         Shares          Value          Exercisable/    Exercisable/
             Acquired on    Realized       Unexercisable   Unexercisable
             Exercise         ($)               (1)            (2)
                (#)
----------------------------------------------------------------------
R.K. Riederer   -         -             90,000/517,500   $97,500/$1,517,569
D.L. Robertson  -         -             33,000/402,500  $142,313/$1,180,331
E.E. Davis      -         -             28,000/409,500   $51,555/$1,206,109
N.M. Pathipati  -         -             28,000/409,500   $51,555/$1,206,109
M.E. Kaplan     -         -             14,000/301,000   $60,375/$ 882,683
---------------------------------------------------------------------------

(1) The figures shown represent options granted under the 1987
Option Plan and the 1998 Option Plan. Of the options granted under the 1998 Option Plan, 60% became exercisable on February 3, 2000, and the remaining 40% on March 27, 2000.

(2) The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the closing price ($6.8125 per share) of the Company's Common Stock on the New York Stock Exchange on its last trading day in 1999 (December 31, 1999) and the exercise price ($4.375 for the options granted in 1995, $2.50 for the options granted in 1996, $3.88 for the options granted in 1998) times the number of shares underlying the options. On February 3, 2000 and March 27, 2000, the closing price of the Common Stock was $7.0625 and $9.00, respectively.

         EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVES

     Mr. Riederer, Chief Executive Officer and a director, has an employment agreement with the Company providing a base salary of $435,000. The agreement also provides for supplemental disability income and supplemental life insurance. The agreement may be terminated by the Company or by the employee. For a further description of the employment agreement of Mr. Riederer, see "Management Development and Compensation Committee Report on Executive Compensation".

     Messrs. Davis, Kaplan, Pathipati and Robertson have employment agreements with the Company which require the Company to pay 24 months compensation in a lump sum within 10 days of the termination date if such agreements are terminated by the Company without cause.

                         PENSION PLAN


                                    PENSION PLAN TABLE
                                   Years of Service
Final Average      15       20       25       30       35
Earnings
$125,000       61,875    68,750    68,750   68,750   74,375
 150,000       74,250    82,500    82,500   82,500   89,250
 200,000       99,000    110,000   110,000  110,000  119,000
 250,000      123,750    137,500   137,500  137,500  148,750
 300,000      148,500    165,000   165,000  165,000  178,500
 400,000      198,000    220,000   220,000  220,000  238,000
 500,000      247,500    275,000   275,000  275,000  297,500
 600,000      297,000    330,000   330,000  330,000  357,000

     The figures in the Pension Table reflect the sum of annual benefits from the qualified pension plan plus expected annual benefits from the non-qualified SERPs (both administered by the Company), payable for life following assumed retirement at age 62. The SERPs are "target benefit" plans under which the Company contributes to separate trusts actuarially determined amounts which are calculated to produce the defined target annual benefit at age
62. Under both the qualified pension plan and the SERPs, the amount of pension is based upon the employee's average earnings (average of the highest five years of the last fifteen years). For those participating in a SERP, expected benefits are based on earnings defined as annual cash compensation (as reported in the Salary and Bonus columns of the Summary Compensation Table) and pension service credited under the SERPs. The benefits reflected in the Pension Table include maximum total benefits, under all plans, of 55% of final average earnings upon attainment of 16-2/3 years of pension service. Under a contract between the Company and Mr. Riederer, his maximum total benefit is 70% of final average earnings at age 62 and attainment of 10 years of service. For the Named Executive Officers, pension service as of December 31, 1999 for the purpose of calculating retirement benefits under the SERPs was as follows: Mr. Riederer: 10.92 years; Mr. Robertson: 11.25 years; Mr. Davis: 29.58 years; Mr. Pathipati: 9.92 years; Mr.
Kaplan: 4.25 years. Under a contract with the Company, Mr. Robertson, who had prior pension service with the Company through its predecessor, was entitled to an additional five years of benefit service under the SERPs upon commencement of employment.



            DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Stockholders, proposals from stockholders should be sent to the Company, in care of its Secretary, at its executive offices located at 400 Three Springs Drive, Weirton, West Virginia 26062. Proposals must be received by the Company no later than 5:00 pm local time on December 29, 2000. The Company strongly urges stockholders to choose a form of transmission, such as certified mail or courier delivery service, that will permit them to obtain proof of timely receipt given by the authorized Company officer.

     Suggestions for nominees for Independent Directors may be made, not less than sixty (60) days prior to the Annual or Special Meeting at which an election for directors is to occur, by any stockholder in writing addressed to the Nominating Committee, in care of the Secretary of the Company at the above address.

                                 By Order of the Board of
                                 Directors,

                                 /s/Richard K . Riederer
                                 Richard K. Riederer,
                                 Chief Executive Officer

Weirton, West Virginia
April 24, 2000

CONFORMED COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE DIRECTOR OF INVESTOR RELATIONS, WEIRTON STEEL CORPORATION, 400 THREE SPRINGS DRIVE, WEIRTON, WEST VIRGINIA 26062.


APPENDIX A.
WEIRTON STEEL CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN

I.  DEFINITIONS

Account means the Employee Stock Purchase Plan Account established for a Participant under Section IX hereunder.

Board of Directors shall mean the Board of Directors of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended.

Committee shall mean the Stock Purchase Plan Committee appointed and acting in accordance with the terms of the Plan.

Common Stock shall mean shares of the Company's Common Stock, par value $.01 per share, and any security into which such stock shall be converted or shall become by reason of changes in its nature such as by way of recapitalization, reclassification, changes in par value, merger, consolidation or similar transaction.

Company shall mean Weirton Steel Corporation, a Delaware corporation. When used in the Plan with reference to employment, Company shall include subsidiaries.

Compensation shall mean the total cash compensation paid to an Eligible Employee by the Company, as reportable on IRS Form W-2 (excluding for purposes of the Plan any amount received during an individual's probationary period following his initial employment with the Company), plus any amounts paid to an Employee by the Company under a sickness and accident program or salary continuation program as includible in such Eligible Employee's gross income under Section 104(a)(3) of the Code and any reductions from an Eligible Employee's compensation under the Company's Tax Deferred Savings Plan.

Effective Date shall mean July 1, 2000.

Eligible Employees shall mean only those persons who, as of the first day of a Purchase Period, are Employees who have completed at least six months of service (as defined in the Retirement Plan) and who are not, as of the day preceding the first day of the Purchase Period, deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

Employees shall mean all persons who are employed by the Company in a non-probationary capacity as common-law employees excluding persons who have been employed less than six months, where customary employment is for not more than five months in a calendar year who have not incurred a Termination of Service.

Exercise Date shall mean the last day of a Purchase Period;
provided, however, that if such date is not a business day, Exercise Date shall mean the next preceding business day.

Participant shall mean an Eligible Employee who elects to participate in the Plan under Section VII hereunder.

Plan shall mean the Weirton Steel Corporation 2000 Employee Stock
Purchase Plan, as set forth herein and as amended from time to time.

Purchase Period shall mean a period or periods of 12 months commencing on the Effective Date and on the anniversaries thereof; with the exception of the first purchase period which will be July 1, 2000 through December 31, 2000; and the succeeding purchase periods shall be January 1, 2001-December 31, 2001; January 1, 2002-December 31, 2002; January 1, 2003-December 31, 2003; and
January 1, 2004-December 31, 2004.

Retirement shall mean any retirement event specified in the Retirement Plan.

Retirement Plan means the Company's retirement plan under which a Participant is covered.

Subsidiary shall mean any corporation which is a subsidiary of the Company within the meaning of Section 425(f) of the Code.

Termination of Service shall mean the earliest of the following events with respect to a Participant: his Retirement, death, quit, discharge or break in continuous service (as defined in the Retirement Plan).

     The masculine gender includes the feminine, the singular number includes the plural and the plural number includes the singular unless the context otherwise requires.

                          II.  PURPOSE

          It is the purpose of this Plan to provide a means whereby Eligible Employees may purchase
Common Stock through payroll deductions. It is intended to provide a further incentive for Employees to promote the best interests of the Company and to encourage stock ownership by Employees in order to participate in the Company's economic progress.

     It is the intention of the Company to have the Plan qualify as an 'employee stock purchase plan' within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the Code.

                      III. ADMINISTRATION

          The Plan shall be administered by a Committee selected by the Board of Directors from among its members, which shall consist of not less than three persons who are (and shall remain Committee members only so long as they continue to be ) non-employee directors as defined in Rule
16b-3 under the Securities Exchange Act of 1934. The Committee shall have authority to make rules and regulations for the administration of the Plan, and its interpretation and decisions with regard thereto shall be final and conclusive.

                          IV.  SHARES

          There shall be 1,000,000 shares of Common Stock reserved for issuance to and purchase by
Participants under the Plan, subject to adjustment in accordance with Section XXI hereof. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares of Common Stock involved in any unexercised portion of any terminated option may again be subject to options to purchase granted under the Plan.

                       V.  PURCHASE PRICE

     The purchase price per share of the shares of Common Stock sold to Participants under this Plan for any Purchase Period shall be the lesser of (a) 85% of the fair market value of a share of Common Stock on the first day of such Purchase Period, or (b) 85% of the fair market value of a share of Common Stock on the Exercise Date of such Purchase Period.

     If the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ('NASDAQ'), the fair market value shall be deemed to be the mean between the last quoted bid and asked prices on NASDAQ on the date immediately preceding the applicable date, or if not quoted on that day, then the last preceding date on which such stock is quoted. If the Common Stock is listed on one or more national securities exchanges, the fair market value shall be deemed to be the mean between the highest and lowest sale prices reported on the principal national securities exchange on which such stock is listed and traded on the date immediately preceding the applicable date, or, if there is no such sale on that day, then on the last preceding date on which such a sale was reported.

            VI.  GRANT OF OPTION OF PURCHASE SHARES

          Each Eligible Employee shall be granted an option effective on the first day of each Purchase
Period to purchase a number of full shares of common stock (subject to adjustment as provided in Section XXI). The maximum number of shares an Eligible Employee shall be eligible to purchase for any Purchase Period is $25,000 divided by 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period.

     Anything herein to the contrary notwithstanding, if, as of the first day of a Purchase Period, any Eligible Employee entitled to purchase shares hereunder would be deemed for the purposes of
Section 423(b)(3) of the Code to own stock (including any number of shares which such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5%.

                 VII.  ELECTION TO PARTICIPATE

            An Eligible Employee may elect to become a Participant in this Plan by completing a 'Stock Purchase Agreement' form prior to the first day of the Purchase Period. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions from his Compensation subject to the limitations in
Section VIII below. Options granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse. If a Participant's payroll deductions allow him to purchase fewer than the maximum number of shares of Common Stock to which his option entitles him, the option with respect to the shares which he does not purchase will lapse as of the last day of the Purchase Period.

                   VIII.  PAYROLL DEDUCTIONS

            An Eligible Employee may authorize payroll deductions from his Compensation for each payroll period of a specified percentage of such Compensation, not less than 1% and not more than 15%, in multiples of 1/2%.

     The amount of payroll deduction shall be established at the beginning of a Purchase Period and may not be altered, except for complete discontinuance under
Section XI, XIII or XIV hereunder.

              IX.  EMPLOYEE STOCK PURCHASE ACCOUNT

            An Employee Stock Purchase Account will be established for each Participant in the Plan. Payroll deductions made under
Section VIII will be credited to the individual Accounts. No interest will be credited on any amount credited to a Participant's Account.

                     X.  PURCHASE OF SHARES

            If, as of any Exercise Date, there is credited to the Account of a Participant an amount at least equal to the purchase price of one share of Common Stock for the current Purchase Period, as determined in Section V, the Participant shall buy and the Company shall sell at such price the largest number of whole shares of Common Stock which can be purchased with the amount in his Account.

            Any balance remaining in a Participant's Account at the end of a Purchase Period will be carried forward into the Participant's Account for the following Purchase Period. In no event will the balance carried forward be equal to or exceed the purchase price of one share of Common Stock as determined in
Section V above. Notwithstanding the foregoing provisions of this paragraph, if as of any Exercise Date the provisions of Section XV are applicable to the Purchase Period ending on such Exercise Date, and the Committee reduces the number of shares which would otherwise be purchased by Participants on such Exercise Date, the entire balance remaining credited to the Account of each Participant after the purchase of the applicable number of shares of Common Stock on such Exercise Date shall be refunded to each such Participant.

            Anything herein to the contrary notwithstanding, no Participant may, in any calendar year, purchase a number of shares of Common Stock under this Plan which, together with all other shares of Common Stock which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and all subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate fair market value (measured as of the first day of the Purchase Period) in excess of $25,000. The limitation described in the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

            Anything herein to the contrary notwithstanding, the maximum number of shares of Common Stock which may be purchased by all Participants during any Purchase Period shall not exceed 200,000, subject to adjustment in accordance with Section XXI hereof. In the event Participants purchase less than the aforesaid maximum number of shares during any Purchase Period, the balance of such maximum number of shares for such Purchase Period shall be available for purchase in succeeding Purchase Periods until purchased.

                        XI.  WITHDRAWAL

            A Participant may withdraw from the Plan at any time prior to the Exercise Date of a Purchase Period by filing a notice of withdrawal. Upon a Participant's withdrawal, the payroll deductions shall cease for the next payroll period and the entire amount credited to his Account shall be refunded to him. Any Participant who withdraws from the Plan may again become a Participant hereunder at the start of the next Purchase Period in accordance with Section VII.

      XII.  HOLDING PERIOD; ISSUANCE OF STOCK CERTIFICATES

            The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

            Unless otherwise determined by the Committee prior to the beginning of a Purchase Period, each Stock Purchase Agreement shall provide that, with respect to each Purchase Period, the Participant shall not, for a period (the 'Holding Period') commencing on the Exercise Date of such Purchase Period and ending on the second anniversary of such Exercise Date, (unless such Participant has obtained the prior written consent of the Company to sell, transfer or otherwise dispose of the shares purchased on the exercise date). Certificates representing shares of Common Stock acquired under the Plan shall be held by the Company and delivered to Participants only upon (A) the expiration (or earlier termination at the discretion of the Company) of the Holding Period, or (B) the Termination or occurrence of either of the events described in clauses (A) or (B) above, and deliver, to or for the account of the Participant a certificate representing the shares of Common Stock acquired by such Participant during such Purchase Period, provided that the Company may condition delivery of a certificate upon the agreement of such Participant to allow certain federal income tax withholdings as may be required to be made by the Company under applicable law. A certificate shall be registered either in the Participant's name or jointly in the names of the Participant and his spouse, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof.

                 XIII.  TERMINATION OF SERVICE

            (A) Upon a Participant's Termination of Service for any reason other than Retirement or death, no payroll deduction may be made from any Compensation due him as of the date of his Termination of Service and the entire balance credited to his Account shall be automatically refunded to him.

     (B) Upon a Participant's Retirement, no payroll deduction shall be made from any Compensation due him as of the date of his Retirement. Such a Participant may, prior to Retirement, elect:
          (1) to have the entire amount credited to his Account as of the date of his Retirement refunded to him, or

          (2) to have the entire amount credited to his Account held therein and utilized to purchase shares on the Exercise Date as provided in Section X.

     (C) Upon the death of a Participant, no payroll deduction shall be made from any Compensation due him at time of death, and the entire balance in the deceased Participant's Account shall be paid to the Participant's designated beneficiary, or otherwise to his estate.

XIV.  TEMPORARY LAYOFF, AUTHORIZED LEAVE OF ABSENCE, DISABILITY

            Payroll deductions shall cease during a period of absence without pay from work due to a Participant's temporary layoff, authorized leave of absence, disability or for any other reason. If such Participant shall return to active service prior to the Exercise Date for the current Purchase Period, payroll deductions shall be resumed in accordance with his prior authorization.

     If the Participant shall not return to active service prior to the Exercise Date for the current Purchase Period, the balance of his Stock Purchase Account will be used to purchase shares on the Exercise Date as provided in Section X, unless the Participant elects to withdraw from the Plan in accordance with Section XI.

        XV.  PROCEDURE IF INSUFFICIENT SHARES AVAILABLE

            In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Common Stock pursuant to Section X hereof would result in purchases of shares in excess of the number of shares of Common Stock then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on the Exercise Date in order to eliminate such excess, and the provisions of the second paragraph of Section X shall apply.

                 XVI.  RIGHTS NOT TRANSFERABLE

            The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of
Section XI hereof shall apply with respect to such Participant.

            XVII.  NO OBLIGATION TO EXERCISE OPTION

            Granting of an option under this Plan shall impose no obligation on the Eligible Employee to exercise such option.

          XVIII.  NO GUARANTEE OF CONTINUED EMPLOYMENT

          Granting of an option under this Plan shall imply no right of continued employment with the
Company for any Eligible Employee.

                            XIX.  NOTICE

            Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to the Stock Purchase Plan Committee, c/o Weirton Steel Corporation, 400 Three Springs Drive, Weirton, WV 26062.

                    XX.  REPURCHASE OF STOCK

            The Company shall not be required to repurchase from any Participant shares of Common Stock acquired under this Plan.



      XXI.  ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

            The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option, and the purchase price thereof for each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock affected without receipt of consideration of the Company.

            Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger, reorganization or other business combination, any option granted hereunder shall cover the securities or other property to which a holder of the number of shares of Common Stock would have been entitled pursuant to the terms of the merger. If the Company is not the surviving entity in any merger, reorganization or other business combination or in the event of the dissolution or liquidation of the Company, every option outstanding hereunder shall terminate.

            The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an option.

                  XXII.  AMENDMENT OF THE PLAN

            The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors, without approval of the Company's stockholders, may:

          (A) increase the total number of shares of Common Stock which may be purchased by all Participants, except as contemplated in Section XXI;

     (B) change the class of Employees eligible to receive options under the Plan;

     (C) decrease the minimum purchase price under Section V;

     (D) extend a Purchase Period hereunder; or

     (E) extend the term of the Plan.

                    XXIII.  TERM OF THE PLAN

            The Plan shall become effective as of the Effective Date upon its adoption by the Board of Directors, provided that it is approved by the affirmative vote of majority of the Company's voting stock at a meeting of stockholders of the Company duly held within 12 months after the date of adoption by the Board of Directors. The Plan shall continue in effect through December 31, 2004, unless terminated prior thereto pursuant to Section XV or XXI hereof. Notwithstanding the foregoing, The Board of Directors shall have the right to terminate the Plan at any time effective as of the next succeeding Exercise Date. In the event of the expiration of the Plan or its termination, outstanding options relating to the then current Purchase Period shall not be affected except to the extent provided in Section XV, and any remaining balance credited to the Account of each Participant as of the applicable Exercise Date shall be refunded to each such Participant.


PROXY CARDS
(front)
COMMON STOCK   WEIRTON STEEL CORPORATION         CONVERTIBLE VOTING
                            1984 and 1989 Employee Stock
   PREFERRED STOCK
                              Ownership Plans

          CONFIDENTIAL PARTICIPANT INSTRUCTION FORM
                                 for
          Annual Meeting of Stockholders, May 24, 2000

To United National Bank, as Trustee:

     The undersigned participant in the Weirton Steel Corporation 1984 and/or 1989 Employee Stock Ownership Plans (the "ESOPs") hereby instructs you to vote, as specified, in person or by proxy, all shares of Common Stock, par value $.01 per share, and Convertible Voting Preferred Stock, Series A, par value $.10 per share, if any, allocated to the undersigned's accounts which you are entitled to vote at the Annual Meeting of Stockholders of Weirton Steel Corporation to be held on May 24, 2000, at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, WV, and at any and all adjournments or postponements thereof.

(back)
     I. I. DIRECTORS: Class I: Michael Bozic, Richard R. Burt, Richard K. Riederer and Thomas R. Sturges.

[  ] FOR All    [  ] WITHHOLD All         [  ] For All Except
_____________________

             Nominee Exception(s)

Instruction: To withhold authority to vote for any individual nominee, mark the oval 'For all Except' and write that nominee's name in the space provided.

II.  AUDITORS
     Ratification of the appointment of Arthur Andersen LLP as the
Company's         independent accountants for the fiscal year
ending December 31, 2000.

[  ] FOR      [  ] AGAINST

III. PROPOSAL
          To consider a Year 2000 Employee Stock Purchase Plan for up to
     1.0 million shares.

[   ] FOR     [   ] AGAINST

IV.  OTHER MATTERS
     Considering and acting upon any other matters which may
properly come            before the meeting or any adjournment
thereof.

    If this card is properly executed and dated, shares will be
voted as 'instructed shares' in accordance with   the above
directions. If no direction is specified, all shares covered by this form will be considered 'uninstructed shares' under the ESOPs to be voted in the same FOR and AGAINST proportion as are directed by all other ESOP Participants.


                             Signature                            Date

                       Signature                            Date
                         Sign exactly as name(s) appear hereon.
Important:
                                 When signing as attorney,
executor, administrator, trustee,
                                 guardian, or corporate officer,
please give your full title
                                 as such.  For joint accounts, all
co-owners must sign.

TO BE INCLUDED IN THE TRUSTEE'S CALCULATION,THIS FORM MUST BE RECEIVED BY 5:00 PM, MAY 22, 2000.






(front)
PROXY               WEIRTON STEEL CORPORATION
    COMMON STOCK
        Annual Meeting of Stockholders, May 24, 2000
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of WEIRTON STEEL CORPORATION hereby appoints Richard R. Burt, Richard K. Riederer and William R. Kiefer, and each or any one of them, as the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution and resubstitution for and in the name of the undersigned, to vote as set forth below all shares of Common Stock, par value $.01 per share, of WEIRTON STEEL CORPORATION which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2000 at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, WV, and at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

(back)
     I. DIRECTORS: Class I: Michael Bozic, Richard R. Burt, Richard K. Riederer and Thomas R. Sturges.

[  ] FOR All     [  ] WITHHOLD All       [  ] For All Except
___________________
                                                        Nominee
Exception(s)

Instruction: To withhold authority to vote for any individual nominee, mark the oval 'For All Except' and write that nominee's name in the space provided.

II.  AUDITORS
     Ratification of the appointment of Arthur Andersen LLP as the
Company's         independent accountants for the fiscal year
ending December 31, 2000.

[  ] FOR      [  ] AGAINST     [  ] ABSTAIN

III.  PROPOSAL
          To consider a Year 2000 Employee Stock Purchase Plan for up to
     1.0 million shares.

[   ] FOR     [   ] AGAINST      [   ] ABSTAIN

IV.  OTHER MATTERS
     Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

     If this card is properly executed and dated, shares will be
voted in the manner directed herein by the       undersigned.
     If no direction is specified, all shares covered by this proxy
will be voted FOR Proposal I, Proposal II       and Proposal III.

                       Sign exactly as name(s) appear hereon.
Important:
                       When signing as attorney, executor,
administrator, trustee,
                       guardian, or corporate officer, please give your full title as such. For joint accounts, all co-owners must sign.

                       Signature: X
                                  X
                       Date


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.







(Front)
PROXY     WEIRTON STEEL CORPORATION                     PREFERRED
STOCK
        Annual Meeting of Stockholders, May 24, 2000
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of WEIRTON STEEL CORPORATION hereby appoints Richard R. Burt, Richard K. Riederer and William R. Kiefer, and each or any one of them, as the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution and resubstitution for and in the name of the undersigned, to vote as set forth below all shares of Convertible Voting Preferred Stock, Series A, par value $.10 per share, of WEIRTON STEEL CORPORATION which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2000 at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, WV, and at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

(back)
I. DIRECTORS: Class I: Michael Bozic, Richard R. Burt, Richard K. Riederer and Thomas R. Sturges.

[  ] FOR All     [  ] WITHHOLD All          [  ] For All Except
__________________

          Nominee Exception(s)
Instruction: To withhold authority to vote for any individual nominee, mark the oval 'For All Except' and write that nominee's name in the space provided.

II.  AUDITORS
     Ratification of the appointment of Arthur Andersen LLP as the
Company's         independent accountants for the fiscal year
ending December 31, 2000.

[  ] FOR      [  ] AGAINST     [  ] ABSTAIN


III.  PROPOSAL
          To consider a Year 2000 Employee Stock Purchase Plan for up to
     1.0 million shares.

[   ] FOR        [   ] AGAINST   [   ] ABSTAIN

IV.  OTHER MATTERS
     Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

     If this card is properly executed and dated, shares will be
voted in the manner directed herein by the         undersigned.
       If no direction is specified, all shares covered by this
proxy will be voted FOR Proposal I, Proposal         II and
Proposal III.

                       Sign exactly as name(s) appear hereon.
Important:
                       When signing as attorney, executor,
administrator, trustee,
                       guardian, or corporate officer, please give your full title as such. For joint accounts, all co-owners must sign.

                       Signature: X
                                  X
                       Date

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.